UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 19, 2014

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, Samuel Merksamer resigned from the board of directors (the “Board”) of CVR Refining GP, LLC (the “Company”), the general partner of CVR Refining, LP (the “Partnership”). Mr. Merksamer will continue to serve as a director of CVR Energy, Inc. (“CVR Energy”). The Partnership is a subsidiary of CVR Energy.

Effective May 19, 2014, Courtney Mather has been appointed as a director of the Company and to the board of directors of CVR Energy. Mr. Mather has served as a Managing Director of Icahn Capital LP (“Icahn Capital”), the entity through which Carl C. Icahn manages investment funds, since April 2014.  Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital.  Prior to joining Icahn Capital, Mr. Mather was Managing Director at Goldman Sachs & Co, where he served in various investment roles from 1998 to 2012.  He was a director of the Loan Syndications and Trading Association (“LSTA”), an organization that develops policies and market practices with firms transacting in loans and related claims, in 2011.  Mr. Mather received a B.A. in Political Science from Rutgers College and attended the United States Naval Academy. Mr. Mather will not receive any compensation for serving on the Board.

SungHwan Cho, already a member of the Board, has been appointed to serve on the Compensation Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2014

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary

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